EXHIBIT 32.2
SECTION 1350 CERTIFICATION OF CHIEF FINANCIAL OFFICER
Pursuant to 18 U.S.C. § 1350, the undersigned officer of GMX Resources Inc. (the “Company”), hereby certifies that the Company’s Annual Report on Form 10-K/A (Amendment No. 2) for the year ended December 31, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 25, 2008	/s/ James A. Merrill
James A. Merrill
Chief Financial Officer